Exhibit 99.1

UNITED ONLINE REPORTS SECOND-QUARTER 2005 RESULTS AND DECLARES
QUARTERLY CASH DIVIDEND

Record Revenues of $131.5 Million

Operating Income of $20.9 Million

Record Adjusted OIBDA of $33.2 Million

Quarterly Cash Dividend of $0.20 per Share

WOODLAND HILLS, Calif., August 2, 2005 – United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer Internet subscription services, today reported results for its second quarter ended June 30, 2005.  The company also announced that its Board of Directors has declared a quarterly cash dividend of $0.20.  The dividend is payable on August 31, 2005 to shareholders of record as of the close of business on August 12, 2005.

Summary of June 2005 Quarter Results:

•                  Total revenues for the quarter were a record $131.5 million, up 19% versus $110.6 million for the year-ago quarter.

•                  Operating income for the quarter was $20.9 million, or 15.9% of revenues, up 4% versus operating income of $20.0 million, or 18.1% of revenues, in the year-ago quarter.

•                  Adjusted operating income before depreciation and amortization (“OIBDA”)(1) for the quarter was a record $33.2 million, or 25.3% of revenues, an increase of 17% versus adjusted OIBDA of $28.4 million, or 25.7% of revenues, in the year-ago quarter.

•                  Pay accounts(2) increased by 81,000 during the quarter to 5.03 million; subscriptions(3) increased by 138,000 to 6.3 million; active accounts(2) totaled 16.9 million at June 30, 2005.  In April 2005, the company completed the transition period associated with its March 2005 PhotoSite acquisition, which upon completion had approximately 6,000 pay accounts (and subscriptions), and active accounts of approximately 87,000.

•                  Net income for the quarter was $10.7 million, or $0.17 per share, versus $12.3 million, or $0.19 per share, for the year-ago quarter.  Net income for the quarter includes a tax charge of $1.0 million related to the re-measurement of certain deferred tax assets due to a change in the tax law.  Excluding this charge, net income for the quarter was $11.7 million, or $0.19 per share.

•                  Adjusted net income(4) for the quarter was $17.7 million, an increase of 7% versus adjusted net income of $16.6 million for the year-ago quarter.  On a per share basis, adjusted net income for the quarter was $0.27 per share, an increase of 8% versus adjusted net income of $0.25 per share, for the year-ago quarter.  Adjusted net income is calculated in a manner consistent with the analyst consensus estimate as reported by First Call.

•                  Cash flows from operations were a record $40.7 million for the quarter, an increase of 43% versus $28.5 million for the year-ago quarter.

•                  Free cash flow(5) for the quarter was a record $35.7 million, an increase of 38% versus $25.9 million for the year-ago quarter.

“Our strong second quarter performance, which resulted in our 16th consecutive quarter of record revenues, was driven by United Online’s growing interactive content business, particularly our Classmates social networking service,” said Mark R. Goldston, chairman, CEO and president of United Online.  “Q2 marked the first time that 100% of our quarterly revenue growth was generated by non-access businesses – a testament to our diversification strategy and focused execution.  As we continue to manage the growing diversity and evolution of our business, we look forward to a second half of 2005 with the anticipated launch of our VoIP service in the fourth quarter.”

“Beyond growing revenues, pay accounts and the relative percentage of these metrics represented by non-access in the second quarter, United Online again delivered record adjusted OIBDA and free cash flow,” said Charles S. Hilliard, executive vice president and CFO of United Online.  “Our large consumer audience, combined with the increasing diversity of our subscription and advertising revenues, enabled United Online to deliver these solid results during a quarter where we invested a record amount in new product development.  While pay access accounts declined by a net 52,000, the flagship NetZero brand continued to grow its pay account base to record levels.”

Additional Highlights:

•                  Billable services margin(6) was a record 79.4% for the June 2005 quarter, up from 77.3% for the year-ago quarter.

•                  Cash balances at June 30, 2005 were $223.8 million, including cash, cash equivalents and short-term investments.  During the quarter, the company repaid $5.8 million of its senior term loan facility, bringing the balance of the facility to $63.3 million at June 30, 2005.

•                  In June 2005, United Online released NetZero HiSpeed 3G, the fastest dial-up Internet access service available on the market.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this release.  United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Following is the company’s current guidance for the September 2005 quarter and the year ending December 31, 2005:

(in millions)	Sept’05 Q Est.	CY’05 Est.	Prior CY’05 Est.

Operating income	$20.8 – $21.8	$83.6 – $86.6	$80.2 – $85.2
Depreciation	4.0	15.4	15.0
Amortization	5.3	21.9	22.2
Stock-based charges	2.9	10.1	9.6
Adjusted operating income before depreciation and amortization(1)	$33.0 – $34.0	$131.0 – $134.0	$127.0 – $132.0

Weighted average diluted shares	64.5 – 65.0	65.0 – 66.0	65.0 – 66.0

•                  Total revenues for the September 2005 quarter are estimated to be between $131 million and $133 million.

•                  The company estimates that total pay accounts will be between 5.03 million and 5.08 million by September 30, 2005.

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined as operating income before depreciation, amortization, stock-based compensation and facility-exit costs. Management believes that because adjusted OIBDA excludes certain items that do not impact the company’s cash flows, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period, and to assess the company’s ability to make capital expenditures, fund working capital requirements, incur and repay indebtedness, and fund strategic initiatives.  Management also uses adjusted OIBDA for these purposes, as well as to allocate resources in managing the company’s business.  The company’s Board of Directors uses this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(2) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.  A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Active accounts are defined as all free access, social networking and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts.  Additionally, active accounts include the number of free Web sites that received at least one unique visitor within the preceding 90 days and the number of free photo-sharing users that logged on to the service at least once within the preceding 90 days.  A table entitled “Analysis of Pay Accounts and Subscriptions” is presented elsewhere in this release.

(3) A subscription represents a unique subscription to any individual pay service offered by the company.  Internet access and accelerated dial-up are counted as two subscriptions, although most subscribers to the accelerated service purchase it bundled with our standard Internet access.  A table entitled “Analysis of Pay Accounts and Subscriptions” is presented elsewhere in this release.

(4) Adjusted net income is defined as net income before the after-tax effect of amortization of intangible assets, stock-based compensation,  facility-exit costs and the re-measurement of certain deferred tax assets. Management believes that adjusted net income provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of certain non-cash expenses which management believes are not reflective of the company’s core operating results over time.  Management also uses adjusted net income for these purposes.  Adjusted net income is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(5) Free cash flow is defined as net cash provided by operating activities before cash paid for relocation costs, less capital expenditures.  Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets, and excludes the cash impact of items which management believes are not reflective of the company’s core operating results over time.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, effecting potential acquisitions, strengthening the balance sheet, and effecting share repurchases.  Free cash flow is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(6) Billable services margin represents billable services revenues less cost of billable services divided by billable services revenues.

About United Online

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer Internet subscription services through a number of brands, including NetZero, Juno and Classmates. The company’s services include Internet access, accelerated dial-up services, premium email, personal web hosting, domain services, photo sharing services and social networking. At June 30, 2005, United Online had 828 employees worldwide.  United Online is headquartered in Woodland Hills, CA, with offices in New York City, NY, Renton, WA, San Francisco, CA, Orem, UT, Munich, Germany, Järfälla, Sweden, and Hyderabad, India. For more information about United Online and its Internet services, please visit http://www.untd.com.

United Online will be hosting a conference call today at 2:00PM PT (5:00PM ET) to discuss its quarterly results.  A live Web cast of the call can be accessed on the Investors section of the company’s Web site at www.untd.com.  A recording of the call will be available on the site for seven days.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements.  These statements include, without limitation, expectations regarding: guidance for future financial performance; changes in pay accounts; weighted average diluted shares; depreciation and amortization; and stock-based compensation. Actual results may differ materially from those predicted and reported results should not be considered an indication of future performance.  Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in the mix of pay accounts; the effects of seasonality and changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in the projected amortization and depreciation figures due to capital spending or other factors; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s billable services margin; changes in active accounts; the company’s inability to maintain its agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions, including Classmates Online and PhotoSite, or develop, implement or commercialize new or enhanced services, including our proposed VoIP service; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; unanticipated technological problems or developments; risks associated with litigation; and unanticipated governmental regulation. From time to time, the company considers acquisitions that, if consummated, could be material.  Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition is consummated during the relevant periods.  If an acquisition were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Investor and Press Contacts:

Liz Gengl

United Online, Inc.

818-287-3076

pr@untd.com

Peter Delgrosso

United Online, Inc.

818-287-3388

investor@untd.com

UNITED ONLINE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Cash, cash equivalents and short-term investments	$223,828	$232,793
Accounts receivable, net	18,763	17,534
Deferred tax assets, net	72,257	76,203
Property and equipment, net	28,115	27,006
Goodwill and intangible assets, net	151,277	147,016
Other assets	16,580	19,300
Total assets	$510,820	$519,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$47,109	$45,379
Accrued liabilities	27,457	18,320
Deferred revenue	57,564	50,954
Capital leases	879	1,319
Term loan	63,334	100,000
Other liabilities	3,913	2,181
Total liabilities	200,256	218,153

Stockholders’ equity	310,564	301,699

Total liabilities and stockholders’ equity	$510,820	$519,852

UNITED ONLINE, INC.

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2005	2004
Revenues:
Billable services	$117,490	$102,496
Advertising and commerce	14,030	8,122
Total revenues	131,520	110,618

Operating expenses:
Cost of billable services	24,190	23,294
Cost of free services	3,172	1,589
Sales and marketing	53,579	44,738
Product development	9,208	6,286
General and administrative	11,938	9,568
Stock-based compensation (1)	2,920	739
Amortization of intangible assets	5,654	4,393
Total operating expenses	110,661	90,607

Operating income	20,859	20,011

Interest and other income, net	1,592	1,367
Interest expense	(1,355)	(342)

Income before income taxes	21,096	21,036

Provision for income taxes	10,424	8,726

Net income	$10,672	$12,310

Basic net income per share	$0.18	$0.20
Diluted net income per share	$0.17	$0.19

Shares used to calculate basic net income per share	60,831	61,669
Shares used to calculate diluted net income per share	63,093	66,238
Shares outstanding at end of period	61,760	62,764

(1) Stock-based compensation is allocated as follows:

Cost of billable services	$57	$—
Sales and marketing	224	124
Product development	350	—
General and administrative	2,289	615
Total stock-based compensation	$2,920	$739

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statement of Cash Flows

(in thousands)

	Three Months Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income:	$10,672	$12,310

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	12,358	7,259
Deferred taxes, tax benefits and other	5,716	8,317

Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(1,526)	(1,566)
Other assets	(1,031)	(6,373)
Accounts payable and accrued liabilities	11,750	9,289
Other liabilities	907	—
Deferred revenue	1,880	(761)
Net cash provided by operating activities	40,726	28,475

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(94,120)	(101,021)
Proceeds from maturities and sales of short-term investments	69,475	76,764
Purchases of rights, patents and trademarks	(54)	(901)
Cash paid for acquisitions	(98)	(11,917)
Purchases of property and equipment	(5,018)	(3,849)
Net cash used for investing activities	(29,815)	(40,924)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital leases	(152)	—
Payments on term loan	(5,833)	—
Payment for dividends	(12,590)	—
Proceeds from employee stock purchase plan	1,678	1,636
Proceeds from exercises of stock options	2,024	2,986
Net cash provided by (used for) financing activities	(14,873)	4,622

Effect of exchange rate changes on cash and cash equivalents	(75)	—

Change in cash and cash equivalents	(4,037)	(7,827)
Cash and cash equivalents, beginning of period	44,722	12,823
Cash and cash equivalents, end of period	$40,685	$4,996

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income (4)

(in thousands, except per-share data)

	Three Months Ended June 30, 2005					Three Months Ended June 30, 2004
	Reported	Adjustments		Adjusted		Reported	Adjustments		Adjusted
Revenues:
Billable services	$117,490	$—		$117,490		$102,496	$—		$102,496
Advertising and commerce	14,030	—		14,030		8,122	—		8,122
Total revenues	131,520	—		131,520		110,618	—		110,618
Operating expenses:
Cost of billable services	24,190	—		24,190		23,294	—		23,294
Cost of free services	3,172	—		3,172		1,589	—		1,589
Sales and marketing	53,579	—		53,579		44,738	—		44,738
Product development	9,208	—		9,208		6,286	—		6,286
General and administrative	11,938	—		11,938		9,568	(1,601	)(a)	7,967
Stock-based compensation	2,920	(2,920	)(b)	—		739	(739	)(b)	—
Amortization of intangible assets	5,654	(5,654	)(c)	—		4,393	(4,393	)(c)	—
Total operating expenses	110,661	(8,574)		102,087		90,607	(6,733)		83,874

Operating income	20,859	8,574		29,433		20,011	6,733		26,744

Interest and other income, net	1,592	—		1,592		1,367	—		1,367
Interest expense	(1,355)	—		(1,355)		(342)	—		(342)

Income before income taxes	21,096	8,574		29,670		21,036	6,733		27,769

Provision for income taxes	10,424	1,538	(d)	11,962		8,726	2,440	(d)	11,166

Net income	$10,672	$7,036		$17,708		$12,310	$4,293		$16,603

Basic net income per share	$0.18			$0.29		$0.20			$0.27
Diluted net income per share	$0.17			$0.27		$0.19			$0.25

Shares used to calculate basic net income per share	60,831			60,831		61,669			61,669
Shares used to calculate diluted net income per share	63,093			64,899	(e)	66,238			66,238	(e)
Shares outstanding at end of period	61,760			61,760		62,764			62,764

(a)   Elimination of facility-exit costs incurred as a result of the relocation of the Company’s corporate offices.

(b)   Elimination of stock-based compensation.

(c)   Elimination of amortization of intangible assets.

(d)   Income tax effect of adjusting entries and re-measurement of certain deferred tax assets.

(e)   Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

	Three Months Ended June 30,
	2005	2004
Adjusted Operating Income Before Depreciation and Amortization (1)
Operating income	$20,859	$20,011
Depreciation	3,784	1,680
Amortization	5,654	4,393
Operating income before depreciation and amortization	30,297	26,084
Stock-based compensation	2,920	739
Facility-exit costs (a)	—	1,601

Adjusted operating income before depreciation and amortization	$33,217	$28,424

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2005	2004	2005
Free Cash Flow (5)
Net cash provided by operating activities	$40,726	$28,475	$133,111
Add (deduct):
Capital expenditures	(5,018)	(3,849)	(16,129)
Cash paid for relocation costs (b)	—	1,315	5,095
Free cash flow	$35,708	$25,941	$122,077

(a) Represents costs incurred in connection with the relocation of the Company’s corporate offices.  These costs are attributable to lease termination fees and accelerated depreciation incurred in connection with terminated leases.

(b) Represents cash payments made in connection with the relocation of the Company’s corporate offices.  These payments relate primarily to lease termination fees and capital expenditures for the new corporate offices.

UNITED ONLINE, INC.

Selected Quarterly Historical Financial Data and Key Metrics (a)

(in thousands, except per share amounts, number of employees and where noted)

	Jun. 30, 2005	Mar. 31, 2005	Dec. 31, 2004		Sep. 30, 2004	Jun. 30, 2004
Total revenues	$131,520	$130,531	$119,620		$110,704	$110,618
Net income	$10,672	$11,487	$80,189	(b)	$12,620	$12,310
Net income per diluted share	$0.17	$0.18	$1.27		$0.19	$0.19
Pay accounts (2)	5,033	4,952	4,826		3,232	3,189
Active accounts (2) (in millions)	16.9	17.0	15.2		6.6	6.8
Number of employees at end of period	828	769	742		598	582

(a)  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

(b)  Includes $68.6 million tax benefit related to the recognition of a portion of the company’s deferred tax assets.

UNITED ONLINE, INC.

Analysis of Pay Accounts (2) and Subscriptions (3)

(in thousands)

	Jun. 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004
Internet access	3,078	3,130	3,100	3,111	3,102
Non-access services (a)	1,955	1,822	1,726	121	87
Total pay accounts (2)	5,033	4,952	4,826	3,232	3,189

Internet access	3,078	3,130	3,100	3,111	3,102
Accelerator	1,196	1,170	1,105	1,074	1,001
Non-access services (a)	2,064	1,900	1,781	165	124
Total subscriptions (3)	6,338	6,200	5,986	4,350	4,227

(a) Non-access services include social networking, premium email, Web-hosting and domain name registration, premium content and photo-sharing.